SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                  July 15, 2002
               -------------------------------------------------
               (Date of Report) (Date of earliest event reported)


                                PIPELINE DATA INC.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

                           Registration No. 333-79831

       DELAWARE                                   11-1717709
      ---------------                         -------------------
      (State or other                             (IRS Employer
      jurisdiction of                          Identification No.)
       incorporation)

         250 East Hartsdale Avenue, Suite 21, Hartsdale NY 10530
        -----------------------------------------------------------------------
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code: (914) 725-7028
       --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

Item 1. Change in Control of Registrant

     (a) On March 19, 2002, the Registrant acquired all the capital stock of SecurePay.com, Incorporated., a Delaware corporation, in exchange for seven million six hundred thousand (7,600,000) newly issued shares of its common stock whereby control of the registrant has changed to the controlling stockholders of SecurePay.com, Incorporated. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in attorney escrow if and when certain milestones underlying these earn-ins are reached. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by our most recent Form 10Q or Form 10K, then we shall issue an additional 3,800,000 shares of our common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K then we shall issue an additional 3,800,000 of our shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

     (b) There are no arrangements by which a change in control will occur in the future.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of June 28, 2002, as to (a) each person (or group of affiliated persons) known by us to own beneficially more than 5% of our outstanding common stock, (b) each of our directors, (c) all our directors, executive officers as a group.

     Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

     Percentage of shares beneficially owned is based on 10,986,890 shares of our common stock outstanding as of June 28, 2002.

                               Shares Beneficially     Percentage Beneficially
   Name                             Owned                    Owned
--------------------            ------------------     -----------------------

Jack Rubinstein(1)                     908,750                8.3%
Chairman of the Board
250 East Hartsdale Avenue
Suite 21
Hartsdale, NY 10530

MacAllister Smith(2)                    749,496                6.8%
President and CEO
And Director
1599 Washington Street
Braintree, Massachusetts 02184

Chasm Holdings(2)                      4,118,545              37.5%
1599 Washington Street
Braintree, Massachusetts 02184

Gilbert Anthony Reynolds               1,100,000                10%
Chief Technology Officer
13339 North Central
Expressway Suite 100
Dallas, Texas.

Paul Chiumento                         1,100,000                10%
58 Delwyn Barnes Drive
Whitinsville, MA 01588

Unifund Financial Group, Inc.(3)         689,800               6.3%
Attributable to R. Scott Barter
575 Madison Avenue
New York, NY 10022

R. Scott Barter  (3)                     209,400                2.0%
575 Madison Avenue
New York, NY 10022

Kent Stiritz                              184,200               1.7%
1599 Washington Street
Braintree, Massachusetts 02184

Chris Swift                               247,750               2.3%
1599 Washington Street
Braintree, Massachusetts 02184

     (1) On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. Fali Rubinstein and Jack Rubinstein are married. The ownership of these shares is attributed to Jack Rubinstein. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share. These options are immediately exercisable. Further, subsequent to the 2001 fiscal year end, on March 8th, 2002, Jack Rubinstein lent our company $100,000 for working capital purposes. The promissory note evidencing this transaction has a term of one year and bears simple interest at the rate of 8%. The principal and interest of the note is convertible into common stock of Pipeline at the then current market price of $0.35 per share. In consideration for the loan, Mr. Rubinstein received warrants to purchase 100,000 shares of our common stock for the current market price of $0.35 per share.

     (2) Chasm Holdings is 50% owned by Catherine Brannon who is the sister of MacAllister Smith. The other 50% owner is Barbara Klein.

     (3) This entity is controlled by Mr. Barter and its share ownership in us is attributed to him. Mr. Barter resigned as our director on February 28, 2001. The referenced amount does not include options to purchase shares of our common stock at the market price $0.35 per share issued after the end of the 2001 fiscal year on February 28, 2002.

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (2 persons) 3,717,518 33.85%

Item 2. Acquisition of Capital Stock

     On March 19, 2002, the Registrant acquired all the capital stock of SecurePay.com, Incorporated, a Delaware corporation, in exchange for seven million six hundred thousand (7,600,000) newly issued shares of its common stock whereby control of the registrant has changed to the controlling stockholders of SecurePay.com, Incorporated. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in attorney escrow if and when certain milestones underlying these earn-ins are reached. The former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of our common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by our most recent Form 10Q or Form 10K, then we shall issue an additional 3,800,000 shares of our common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the most recent Form 10Q or Form 10K then we shall issue an additional 3,800,000 of our shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

Overview

1.   Principal products or services and their markets;

Pipeline Data

     While Pipeline Data intended to become an online direct marketing agent and referral site, the market study updated for us by Rainbow Media in 2000 reported consolidation and weakness in the medical Internet sector. They presented a negative view of the potential for success in this market. However, they reported that the provision of data to the public vis-a-vis the Internet had good business potential. We will continue to execute our business plan to be a pipeline of data to the public. We believe that our acquisition of SecurePay as our wholly owned subsidiary transitions our business plan from solely that of an information outsource service provider in the healthcare industry to an information and money transaction platform for government and merchant Internet users.

Our Subsidiary SecurePay

     Our subsidiary, SecurePay.com, Incorporated., is an integrated provider of transaction processing services, gateway services, related software application products and value-added services primarily to small-to-medium sized merchants and governmental entities operating either in the physical "brick and mortar" world, mobile merchant (wireless) or the virtual world of the Internet. SecurePay developed and began marketing technologies and services that provide secure, convenient means of making and accepting payments over the Internet, wireless devices and Web (TCP/IP) connected PC and cash registers. SecurePay provides transaction processing support for all major credit and charge cards, including Visa, MasterCard, American Express, Discover, Diner's Club and JCB. It provides merchants with a broad range of transaction processing services, including authorizing card transactions at the point-of-sale, capturing and transmitting transaction data, effecting the settlement of payments and assisting merchants in resolving billing disputes with their customers. In addition, SecurePay has developed several value-added software applications that can be delivered to its customers and updated via its proprietary host network (the "SecurePay Host"). The capabilities of the SecurePay Host result in rapid response time and its substantial bandwidth facilitates the delivery of sophisticated value added services. SecurePay's ability to effectively employ technology, together with the capabilities of the SecurePay Host, enable it to respond quickly and effectively to the changing and diverse needs of its merchant customers.

Merchant Services Provided By SecurePay

Authorization Services

     SecurePay provides electronic transaction authorization services for all major credit and charge cards. Authorization generally involves approving a cardholder's purchase at the point-of-sale by verifying that the card is not lost or stolen and that the purchase amount is within the cardholder's credit or account limit. After capturing the cardholder's data, the POS terminal transmits the authorization request via the SecurePay Host to the Company's switching center, where the data is routed to the appropriate credit card association for authorization. The transaction is approved or declined by the credit card association's network, and the response is transmitted back to SecurePay's switching center, where it is routed to the appropriate merchant.

Data Capture and Reporting Services

     At the time of authorization, data relating to the transaction, such as the purchase price and card number, is stored by the SecurePay Host. This maximizes accurate transaction reconciliation with each merchant and protects against potential loss of data. The file is maintained by SecurePay in its database to allow it to run its proprietary fraud detection software program against each of the day's transactions processed via the SecurePay Host and to provide customized reporting applications. This information also allows SecurePay to provide merchants with information services such as specialized management reports, accounting export files and to assist in its other customer service operations. Merchants can access this archived information through the SecurePay Host which allows the merchant direct access to its database through a PC or wireless device.


Software Application Products And Value-Added Services

     In addition to card transaction processing, SecurePay offers related software application products and value-added services to its merchant customers. These products and services are designed to run on Internet connected Windows-based PCs and wireless devices. Offering a broad range of products and services historically unavailable to small-to-medium sized merchants is an integral part of SecurePay's strategy of focusing on these merchants and differentiating itself among the banks and ISO's (Internet Services Organizations) serving this market segment. Management believes that the quality and reliability of its products and services enhance SecurePay's ability to attract and retain merchant customers.

     SecurePay currently offers a variety of products and services, each with a differing application, including the following:

Virtual Terminal

     SecurePay's virtual terminal is the core SecurePay Host product which allows payment processing via any Internet connected device. Its virtual terminal allows a card reader attached to a PC to read the entire magnetic stripe across the Internet, thereby qualifying a merchant for the lowest possible fees for card acceptance. The virtual terminal can process sales, voids, forces and returns. The address verification system (AVS) confirms shipping and cardholder address information to protect merchants from fraud. It will process transactions and allows access to the entire suite of reporting functions. All transactions are encrypted using industry standard SSL.

Shopping Cart Technology

     The shopping cart (Easy Shop) is one of the most powerful, yet user-friendly carts on the market that is fully integrated into the SecurePay Host gateway. The shopping cart gives merchants an easy way to create either a "Buy Now" button on their Web site or a simple HTML link to the Easy Shop cart. It can be used with any Web site. Core features include sales tax and shipping cost calculations, real-time card processing, automatic customer configuration and e-mail order notification, advance cart support for product size and color selections, unlimited number of products supported, product import and export to accounting applications, support of downloadable items (soft goods) such as documents, program images and audio files, promotion of items and coupons, and allowance of order viewing summaries by date or order detail via quick link technologies.

Gateway

     SecurePay's gateway solutions allow VAR's and programmers access to the card authorization systems by integrating their product to SecurePay for card processing. The company supports five different program interfaces, allowing flexibility to programmers who wish to create their own custom applications. SecurePay's largest competitor, Authorize.net, by contrast, only supports one interface.

Kyocera Cell Phone and PDA Devices

     SecurePay has developed a proprietary payment application utilizing Palm OS and Windows CE to allow the acceptance of card payment over a wireless Internet connected cell phone and/or PDA device. In addition to the many third-party applications available, the SecurePay applications provide functionality and value added features that previously were the domain of only the largest companies. The SecurePDA application features include: store and forward, signature capture, error correction, full reporting and customizable data fields as well as a price point less than any other wireless device on the market. The company has further enhanced the PDA by improving its Global Positioning System
(GPS) technologies to allow location information to be relayed through the SecurePay Host to dispatch offices. The wireless solution enables transactions to be processed utilizing airwaves, as opposed to traditional phone lines, for wireless transaction authorization and processing. Wireless enabled transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affords merchants increased flexibility, mobility and security in processing card transactions. Further, wireless technology allows merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions or key entered transactions. The application features three important benefits, namely (i) superior coverage afforded by nationwide cellular networks versus traditional radio waves, (ii) multi-purpose business tool functionality through the incorporation of a PDA d evice into a cell phone with credit card acceptance capability and (iii) a lower price point than the limited single use devices on the market today with inferior network connectivity.

Cellular Digit Packet Data

     The use of Cellular Digit Packet Data (CDPD) and WAP servers allows SecurePay to process transactions utilizing cellular airwaves and cell phones, as opposed to traditional phone lines, enabling wireless transaction authorization and processing. CDPD enables transaction authorization and processing in environments where traditional phone lines are unavailable, inconvenient and/or prohibitively expensive, affording merchants increased flexibility, mobility and security in processing card transactions. Further, CDPD will allow merchants that have relied on paper-based processing, where the ability to check if a card is stolen or credit limits exceeded is generally unavailable or inconvenient, to convert to electronic processing. In so doing, such merchants can also avoid the higher rates imposed by both Visa and MasterCard for paper-based transactions.

Procurement and Purchasing Cards

     Corporate procurement and purchasing cards are growing in popularity and flexibility of use, and SecurePay is exploring opportunities intended to take advantage of this emergence. Procurement and purchasing cards, although very similar in most respects to bank and charge cards, are tailored to a specific business and functionality. Purchasing cards may be used, for example, to replace the traditional use of paper-based purchase orders, confirmations and invoices with electronically authorized, processed and recorded transactions. An illustrative use of a purchasing card is an insurance company that issues purchasing cards to its policy-holders for the purchase by such policy-holders of medical supplies, prescriptions and services from certain health care providers, all of whom have agreed, in advance, to accept the insurance company's purchasing cards. Purchasing cards can be used effectively in these and other capacities to reduce the costs, human error and security issues associated with paper-based transactions, while concurrently offering the benefits of increased flexibility and functionality, including specialized review, reporting and accounting functions.

Risk Factors

Certain Risks Associated with the Business of the Company
---------------------------------------------------------

     In addition to the risks and other considerations discussed elsewhere in this report, set forth below is a discussion of certain risk factors relating to our business and operations. These risk factors are drafted in "Plain English" format in accordance with Rule 421 of the Securities Act. Accordingly, references to "we" and "our" refer to Pipeline and its subsidiaries.

Our Dependence upon VISA and MasterCard Registration
and Financial Institution Sponsors
----------------------------------

     We must be sponsored by a financial institution that is a principal member of the VISA and MasterCard credit card associations in order to process bankcard transactions. Our designation with VISA and MasterCard as a certified processor and our status as a member service provider are dependent upon the sponsorship of member clearing banks and our continuing adherence to the standards of the VISA and MasterCard credit card associations. The member financial institutions of VISA and MasterCard set these standards. Some of the member financial institutions of VISA and MasterCard provide transaction processing services in direct competition with our services. In the event we fail to comply with these standards, VISA or MasterCard could suspend or terminate our designation as a certified processor or our status as a member service provider. The termination of our member service provider registration or our status as a certified processor, or any changes in the VISA or MasterCard rules that prevent our registration or otherwise limit our ability to provide transaction processing and marketing services for VISA or MasterCard, would have a material adverse effect on our business, financial condition and results of operations. See "Business--Merchant Accounting and Clearing Bank Relationships."


Increased   Consolidation  in  the  Marketplace  Has  an  Impact  on  Price  and
Availability of Acquisition, Joint Venture and Alliance Opportunities
---------------------------------------------------------------------

     Historically, growth strategy has been materially dependent upon the purchase of additional merchant portfolios and acquisition of operating businesses and transaction processing assets. We face significant competition from other transaction processors for available acquisition, joint venture and alliance opportunities. These acquisitions potentially deprive us of acquisition opportunities. We cannot give any assurances that the historical or current level of acquisition opportunities will continue to exist, that we will be able to acquire merchant portfolios, operating businesses and transaction processing assets that satisfy our criteria, or that any such transaction will be on favorable terms.

We May Be Unable to Accurately Analyze Risks Associated with Purchased Merchant Portfolios, Joint Ventures or Business Combinations
---------------------------------------------------

     When we evaluate a potential purchase of a merchant portfolio, joint venture or business combination, we conduct a due diligence review of the related merchant portfolio. The review process includes analyzing the composition of the merchant portfolio, applying our uniform standards and underwriting guidelines to the merchant portfolio and attempting to identify high-risk merchants included in the merchant portfolio. Notwithstanding these due diligence efforts, however, it is not possible to properly assess all of the risk attributes associated with a purchased or otherwise acquired portfolio or otherwise identify all of the high-risk merchants. Incorrect risk assessments of our purchased or otherwise acquired portfolios may result in excessive losses from chargebacks or merchant fraud.

We May Experience Higher than Anticipated Costs and Expenses in the Event of Delays in the Conversion of Merchant Portfolios to Our Network
--------------------------------------------------------------

     At the time of consummation of merchant portfolio purchases, combinations or joint ventures, merchants in a purchased portfolio typically are not operating on the SecurePay Network and may not use the same merchant accounting processors that we use.
                                       6

     Until we convert each newly-purchased merchant to the our Network and our merchant accounting processors. we do not fully realize the anticipated cost savings and synergies from the portfolio purchase, business combination or joint venture; we have little, if any, control over the performance of the other networks and processors; . we typically are not able to apply fully our risk management and fraud avoidance practices to these merchants; and . we must continue to pay third parties for processing services, which reduces our economic benefits in the merchant portfolio.

     In certain circumstances, third party processors may claim an ownership interest in certain of the purchased merchant relationships to which they are party. If those claims are successful, they could impede the conversion and, correspondingly, reduce the cost savings and synergies anticipated to be gained by virtue of the purchased or otherwise acquired portfolio.

     As a result of any acquisitions of merchant portfolios, and other smaller acquisitions, our failure to complete these conversions in accordance with management plans could have a material adverse effect on our financial condition and results of operations.

Our Acquisition Strategy Will Require Substantial
Capital Resources and Additional Indebtedness
---------------------------------------------

     Our acquisition strategy will require substantial capital resources, and is likely to result in the need for additional indebtedness. We cannot give any assurances that we will be able to obtain financing for future acquisitions on favorable terms.

The Success of Our Joint Ventures Is Dependent Upon the
Continued Cooperation of Our Joint Venture Partners
---------------------------------------------------

     We cannot give any assurance that our relationship with any joint venture partner will continue to be cooperative and, accordingly, there can be no assurance that we will realize the anticipated economic benefits from the joint ventures. Further, the management and provision of processing services to each of the joint ventures imposes increased administrative, managerial and technological demands on our infrastructure and related systems, and there can be no assurance that we will meet successfully such material demands and requirements.

     Joint ventures imposes upon us certain standards with respect to the performance of our processing services. Joint ventures determine the number of merchant locations that we serve and the aggregate sales volume that we process. This type of decrease could have a material adverse effect on our financial condition and results of operations.

High Levels of Competition May Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations
---------------------------------------------

     The credit, charge and debit card transaction processing services business is highly competitive. The level of competition has increased significantly in recent years and we expect this trend to continue. Several of our competitors and potential competitors have greater financial, technological, marketing and personnel resources, and we are uncertain whether we will continue to be able to compete successfully with such entities. In addition, our profit margins could decline because of competitive pricing pressures that may have a material adverse effect on our business, financial condition and results of operations.

Continued Consolidation in the credit card Industry May Adversely Affect Our Marketing Channels and Increased Merchant Attrition May Have a Material Adverse Effect on Our Business,Financial Condition and Results of Operations
--------------------------------------------------------------------

     We experience attrition in our merchant base in the ordinary course of business resulting from several factors, including business closures, losses to competitors and conversion-related losses Increased merchant attrition may have a material adverse effect on our financial condition and results of operations. We cannot give any assurances that we will not experience higher rates of merchant attrition.

Increases in Interchange Rates May Adversely Affect Our Profitability
---------------------------------------------------------------------

     VISA and MasterCard have increased their respective interchange rates each year. Although we historically have reflected these increases in our pricing to merchants, there can be no assurance that merchants will continue to assume the entire impact of the future increases or that transaction processing volumes and merchant attrition will not be adversely affected by the increases.

Increases in Chargebacks May Adversely Affect Our Profitability
---------------------------------------------------------------

     When a billing dispute between a cardholder and a merchant is resolved in favor of the cardholder, the transaction is "charged back" to the merchant and the amount of the transaction is credited to the cardholder. Reasons for billing disputes include, among others:

..  nonreceipt of merchandise or services;

..  unauthorized use of a credit card; and

..  quality of the goods sold or the services rendered by that merchant.

     If we are not able to collect chargeback amounts from a merchant's account, or if the merchant refuses or is not able due to bankruptcy or other reasons to reimburse us for the chargeback, we bear the loss for the amount of the refund paid to the cardholder. We attempt to reduce our exposure to such losses by performing periodic credit reviews on our merchant customers and adjusting rates based, in part, on the merchant's credit risk, business or industry. However, we cannot give any assurances that we will not experience significant losses from chargebacks in the future. Increases in chargebacks not paid by merchants may have a material adverse effect on our business, financial condition and results of operations.

We Bear the Risk of Fraud  Committed by Our Merchant  Customers
---------------------------------------------------------------

     We bear the risk of losses caused by fraudulent credit card transactions initiated by our merchant customers. Examples of merchant fraud include inputting false sales transactions or false credits.

     We monitor merchant transactions against a series of standards developed to detect merchant fraud. Despite our efforts to detect merchant fraud, it is possible that we will experience significant amounts of merchant fraud in the future, which may have a material adverse effect on our business, financial condition and results of operations.

We May Become  Subject  to Certain  State  Taxes That  Currently
Are Not Passed through to Our Merchants
---------------------------------------

     We, like other transaction processing companies, may be subject to state taxation of certain portions of our fees charged to merchants for our services. Application of this tax is an emerging issue in the transaction processing industry and the states have not yet adopted uniform guidelines. If we are required to pay such taxes and are not able to pass this tax expense through to our merchant customers, our financial condition and results of operations could be adversely affected.


We Must  Continue to Update and Develop  Technological
Capabilities and New  Products  in Order to  Compete
-----------------------------------------------------

     Because the transaction processing industry and the software application products and value-added services of the type that we offer have been characterized by rapidly changing technology and the development of new products and services, we believe that our future success will depend, in part, on our ability to continue to improve our products and services and to offer our merchant customers new products and services. We cannot give any assurances that we will continue to develop successful new products and services or that our newly-developed products and services will perform satisfactorily or be widely accepted in the marketplace.

Future Sales of Our Common Stock Could Cause the Price of Our Shares to Decline
-------------------------------------------------------------------------------

     There may be and significant volatility in the market for the common stock, based on a variety of factors, including the following: . future announcements concerning us or our competitors; . changes in quarterly operating results; . the gain or loss of significant contracts; . the entry of new competitors into our markets; . changes in management; . announcements of technological innovations or new products by us or our competitors; and other events and circumstances some of which are beyond our control.



Intense competition in the wireline and broadband, merchant and wireless markets could prevent us from increasing distribution of our services in those markets or cause us to lose market share.
--------------------------------

     Our current business model depends on distribution of our products and application services into the wireline and broadband, merchant and wireless markets, all of which are extremely competitive and rapidly changing.

     Many of our current and prospective competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, more developed infrastructures, greater name recognition and/or more established relationships in the industry than we have. Our competitors may be able to adopt more aggressive pricing policies than we can, develop and expand their service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisitions and other opportunities more readily, achieve greater economies of scale, and devote greater resources to the marketing and sale of their services. Because of these competitive factors and due to our relatively small size and financial resources we may be unable to compete successfully.

We could be subject to liability due to security risks both to users of our merchant services and to the uninterrupted operation of our systems.
--------------------------------------------------------------------

     Security and privacy concerns of users of online commerce services such as our merchant services may inhibit the growth of the Internet and other online services, especially as a means of conducting commercial transactions.

     We rely on secure socket layer technology, public key cryptography and digital certificate technology to provide the security and authentication necessary for secure transmission of confidential information. Various regulatory and export restrictions may prohibit us from using the strongest and most secure cryptographic protection available and thereby expose us to a risk of data interception. Because some of our activities involve the storage and transmission of confidential personal or proprietary information, such as credit card numbers, security breaches and fraud schemes could damage our reputation and expose us to a risk of loss or and possible liability. In addition, our payment transaction services may be susceptible to credit card and other payment fraud schemes perpetrated by hackers or other criminals. If such fraud schemes become widespread or otherwise cause merchants to lose confidence in our services in particular, or in Internet payments systems generally, our business could suffer.

     Additionally, our wireless networks may be vulnerable to unauthorized access by hackers or others, computer viruses and other disruptive problems. Someone who is able to circumvent security measures could misappropriate our proprietary information or cause interruptions in our operations. We may need to expend significant capital or other resources protecting against the threat of security breaches or alleviating problems caused by breaches. Although we intend to continue to implement and improve our security measures, persons may be able to circumvent the measures that we implement in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing Web pages that deliver our services, any of which could harm our business.

     We rely on the Internet infrastructure, and its continued commercial viability, over which we have no control and the failure of which could substantially undermine our business strategy.
----------------------------------------------

     Our success depends, in large part, on other companies maintaining the Internet system infrastructure. In particular, we rely on other companies to maintain a reliable network backbone that provides adequate speed, data capacity and security and to develop products that enable reliable Internet access and services. If the Internet continues to experience significant growth in the number of users, frequency of use and amount of data transmitted, the Internet system infrastructure may be unable to support the demands placed on it, and the Internet's performance or reliability may suffer as a result of this continued growth.

     In addition, the Internet could lose its commercial viability as a form of media due to delays in the development or adoption of new standards and protocols to process increased levels of Internet activity. Any such degradation of Internet performance or reliability could cause advertisers to reduce their Internet expenditures; in recent months, in fact, advertisers have begun to attribute less value to advertising on the Internet. Furthermore, any loss in the commercial viability of the Internet would have a significant negative impact on our merchant services. If other companies do not develop the infrastructure or complementary products and services necessary to establish and maintain the Internet as a viable commercial medium, or if the Internet does not become a viable commercial medium or platform for advertising, promotions and electronic commerce our business could suffer.

Consolidation in our industry could lead to increased competition and loss of customers.
---------------------------------

     The Internet industry has experienced substantial consolidation.. We expect this consolidation to continue. These acquisitions could adversely affect our business and results of operations in a number of ways, including:

o companies from whom we acquire content could acquire or be acquired by one of our competitors.

o our customers could acquire or be acquired by one of our competitors and terminate their relationship with us; and

o our customers could merge with other customers, which could reduce the size of our customer base.

Properties

     Our systems and  operations at these  locations are vulnerable to damage or
interruption  from  fire,  flood,   power  loss,   telecommunications   failure,
break-ins, earthquake and similar events.

     Our systems could fail or become unavailable, which would harm our reputation, result in a loss of current and potential customers and could cause us to breach existing agreements. Our success depends, in part, on the performance, reliability and availability of our services. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, break-in, earthquake and similar events. We would face significant damage as a result of these events. In addition, our systems use sophisticated software which may in the future contain bugs that could interrupt service. For these reasons we may be unable to develop or successfully manage the infrastructure necessary to meet current or future demands for reliability and scalability of our systems.

     If the volume of traffic on our Web sites or our customers' Web sites increases substantially, we must respond in a timely fashion by expanding and upgrading our technology, transaction-processing systems and network infrastructure. If we do not expand in a timely fashion we could experience periodic capacity constraints which may cause temporary unanticipated system disruptions, slower response times and lower levels of customer service. Our business could be harmed if we are unable to accurately project the rate or timing of increases, if any, in the use of our products and application services or expand and upgrade our systems and infrastructure to accommodate these increases in a timely manner.

Distribution methods of the products or services;

Marketing

     To reach its target market segment in a cost-effective manner and to further its market penetration, our subsidiary SecurePay markets its services through three principal channels: (i) bank alliances through which it offers its services to merchants in cooperation with community and regional banks, allowing SecurePay to capitalize on the presence of those banks in particular geographic markets; (ii) reseller agreements with ISO's that market and sell SecurePays's service to merchants and represent a marketing channel responsible for appproximately over half of new merchant credit card account activations worldwide; and (iii) marketing efforts that include marketing agreements with various trade and other associations and marketing through VAR's that integrate transaction processing services with specialized business management software. While no assurances can be given, SecurePay's ability to market its services through ISO's and to increase its ISO partnering presence will be expanded greatly as a result of the Concord EFS (NASDAQ:CEFT) marketing agreements which we believe will add over one-thousand sales agents representing SecurePay wireless devices.

Bank Alliances

     SecurePay's marketing efforts are directed at forming bank alliances. Through these relationships, it offers its services to merchants in cooperation with community and regional banks, allowing SecurePay to capitalize on the presence of those banks in particular geographic markets. SecurePay's bank alliances consist of three types of relationships: (i) relationships created as a result of SecurePay's acquisition of a bank's merchant portfolio, pursuant to which it provides transaction processing services on a co-branded basis with such banks ("Acquisition Alliances"); (ii) agent bank relationships where the bank purchases its services and markets and resells those services directly to merchants ("Agent Bank Alliances"); and (iii) bank referral relationships where the bank refers to SecurePay merchants who desire or otherwise inquire about transaction processing services ("Bank Referral Alliances").

Acquisition Alliances

     The industry has undergone rapid consolidation over the last several years because of the increased demand for sophisticated products and services. As acquisition and other consolidation opportunities continue to be numerous, SecurePay will pursue acquisitions of merchant gateway portfolios as a principal component of its growth strategy. The acquisition strategy focuses on the merchant gateway portfolios of banks and ISO's that no longer desire or are unable to provide efficient and cost-effective transaction processing services, or who desire an exit strategy from the business. SecurePay structures its acquisition of merchant gateway portfolios to increase its merchant base, achieve greater economies of scale and expand its distribution and marketing capabilities.

ISO Partnering

     Generally, ISO partnering involves engaging an ISO to market and sell SecurePay's products and services on a non-exclusive basis. An ISO that desires to refer a merchant customer to SecurePay will procure the merchant and submit it to SecurePay on the merchant's behalf. Thereafter, the ISO will sell or lease hardware and software to the merchant. SecurePay compensates ISO's by paying them a residual for each transaction processed by it for merchants referred to SecurePay by them, or they derive revenue by reselling its services to merchants at a price determined by the ISO. The ISO's determination of whether to refer a particular merchant to SecurePay depends on a variety of factors, including the terms of the residual offered by SecurePay and the industry in which the merchant conducts its business. SecurePay currently more than twenty ISO reseller agreements in place. Two of Securepay's largest iso partners are Concord EFS (NASDAQ: CEFT) and Bridgeview Bank & Trust, which together add over one-thousand sales agents representing SecurePay products and services.

Direct Sales

     SecurePay continues to expand its direct sales activities. SecurePay intends to deploy a telemarketing sales force to generate further internal growth from existing relationships with regional and community banks, ISO's and merchant trade and other associations. Management believes that its direct sales and telemarketing efforts constitute a significant opportunity to augment its bank alliance and ISO partnering efforts.


Other Marketing Efforts

     In addition to bank alliances, ISO partnering and direct sales and telemarketing, SecurePay engages in other marketing efforts that management believes complement and diversify further its overall marketing strategy:

Association Marketing

     Through its association marketing program, SecurePay negotiates and enters into marketing agreements with various trade and other associations. Pursuant to these relationships, associations endorse and promote to their membership the transaction processing services provided by SecurePay, creating additional opportunities for SecurePay to reach small-to-medium sized merchants.

Marketing Through VAR's and Strategic Partners

     SecurePay's marketing efforts are diversified further through the integration of its transaction processing services with the specialized business management software of a growing number of VAR's. VAR's perform a marketing function for SecurePay since their software often is offered on a fully-integrated basis with SecurePay's transaction processing services, creating additional opportunities for the Company to reach small-to-medium sized merchants. SecurePay has fifteen shopping cart VAR's, and numerous ISP's (Internet Service Providers). SecurePay is a strategic partner of Palm, Inc. providing it with highly specialized payment solutions.

     SecurePay periodically reviews its marketing efforts and distribution channels to minimize channel conflict. Although channel conflict among bank alliances, ISO partnering and direct sales marketing may occur, to date SecurePay has not experienced any significant conflict while pursuing its overall sales strategy.

Customer Service And Support

     SecurePay is dedicated to providing reliable and effective customer service and support to its merchant customers. The information access and retrieval capabilities of networked systems, where real-time information is available to any of its customer service representatives, allow it to provide a high level of customer service, reporting and support to small-to-medium sized merchants historically available only to much larger merchants.

     SecurePay plans to maintain a 24-hour-a-day, seven-day-a-week help line at its operations center in New York. SecurePay will measures the efficiency of its customer service through certain quantitative data such as the number of rings prior to operator pick-up, the number of abandoned calls, the number of calls per day and the number of calls per customer service representative. SecurePay will develop comprehensive programs and procedures for training its customer service representatives to assist SecurePay's merchant clients in a timely and efficient manner with any problems, issues or concerns they may have. Management is dedicated to providing outstanding customer service and support and continually reviews its policies and procedures in an effort to improve these services.

Competitive business conditions our competitive position in the industry and methods of competition;


     The market for providing gateway, credit, charge and debit card transaction services to the small-to-medium sized merchant segment served by SecurePay is highly competitive. SecurePay's principal competitors in this market segment include gateway companies such as Authorize.net.

     As a result of its experience in payment processing, SecurePay has been able to develop operating efficiencies which SecurePay believes allow it to competitively bid for new business. In addition, SecurePay has continually made technological improvements and is thus able to respond to the unique needs of merchants in various industries. Management believes that the quality, speed and reliability of the SecurePay Host and the breadth, flexibility and user-friendliness of its software application products and services constitute a competitive advantage.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration;

Pipeline:

     We have no patents, trademarks, franchises, concessions, royalty agreements or labor contracts. In November, 2000, we loaned $200,000 to Accu-Search, Inc. as evidenced by a Note Receivable which is due on May 31, 2001 with interest at 12% per annum. In consideration for the Note, Accu-Search, Inc. granted our company a perpetual license in an automated software process to convert multiple inputted documents into transmittable Adobe PDA formats. On March 14, 2002, Accu-Search renegotiated their note with us. Pursuant to our final agreement, we agreed to the exchange of $228,000 of debt, including principal and interest owed to us as of January 1, 2002 by Accu-Search, Inc. for the following: (a) cash in the aggregate amount of $23,447.01, which represents a payment of $5,976.29 against the principal amount of the Debt and a payment of $17,470.72 against interest accrued on the Debt since January 1, 2002; and (b) an aggregate of 37,004 shares of Series A Convertible Preferred Stock, $0.001 par value per share (the "Series A Stock"), of the Company, at an exchange ratio of one (1) share of Series A Stock for every Six Dollars ($6.00) of the remaining amount of indebtedness ($222,023.71) owed to Investor. We received payment of the $23,447.01 promised to us pursuant to this agreement on July 12, 2002.


Our Subsidiary SecurePay:

     SecurePay is continuously developing software for use in four principal areas: (i) applications for Internet-based and wireless transactions; (ii) transaction switching;(iii) the SecurePay Host; and (iv) customer service and fraud. SecurePay regards its proprietary software as protected by trade secret and copyright laws of general applicability. SecurePay attempts to safeguard its software through the protection afforded by the above-referenced laws, employee and third-party non-disclosure agreements, licensing agreements and other methods of protection. Despite these precautions, it may be possible for unauthorized third- parties to copy, obtain or reverse engineer certain portions of SecurePay's software or to otherwise obtain or use other information SecurePay regards as proprietary. While SecurePay's competitive position may be affected by its ability to protect its software, data and other proprietary information, management believes that the protection afforded by trade secret and copyright laws is less significant to SecurePay's success than other factors such as the knowledge, ability and experience of SecurePay's personnel and the continued pursuit and implementation of its operating strategies.

     SecurePay   currently  licenses  certain  software  from  third-parties  to supplement its internal software and technology development and to shorten time-to-market software application product deliveries.

 Employees:

     As of the date of this filing, together with our subsidiary, we have 13 full-time employees. Our employees are not represented by any labor union, and we consider our relationship with them to be good. (c) Reports to security holders.

Our Subsidiary SecurePay:

SecurePay has 12 employees.


Properties.

     Our principal place of business is at 250 East Hartsdale Avenue, Suite 21, Hartsdale, New York, in space provided to us by Mr. Jack Rubinstein, our President, pursuant to a tenancy at will, for which we pay $500 per month plus associated expenses. We believe that we could readily secure office space in the future should we need to, although we would be required to pay prevailing rental rates.

     The offices of our subsidiary, SecurePay, are located at 1599 Washington Street, Braintree, MA and at 8 Dartmouth Street, Humarock, MA. The operations center for SecurePay is located at 13339 North Central Expressway Suite 100, Dallas, Texas. SecurePay's main office telephone number is (800)932-5708. Its website is located at http://www.securepay.com.

Legal Proceedings.

Pipeline:

     The are no material legal proceedings pending or, to our knowledge, threatened against us.

Our Subsidiary SecurePay:

     Except for that certain suit in the United States District Court of Arizona by Net MoneyIN, Inc. (plaintiff) vs. Mellon Financial Corp., et al (defendants) (Cause No. CV-01-441-TUC-RCC), there are no material legal proceedings pending or, to our knowledge, threatened against Securepay. The outstanding lawsuit is an industry-wide suit against numerous defendants based on intellectual property infringement. Securepay views this suit to be without merit.

     Our officers and directors and further information concerning them are as follows:

                                  Age Position
                          ---               -------------------
Jack Rubinstein            51               Chairman of the Board
MacAllister Smith          39               President, Chief Executive
                                                Officer, Chief Financial
                                                Officer and Director
Anthony Reynolds           43              Chief Technology Officer of Pipeline

     Our president, Jack Rubinstein has held office since inception. Mr. Richard Cohen, former president and treasurer, held office since January 2, 2001 and resigned his position as of October 18, 2001. Pursuant to our transaction with SecurePay, Mr. Jack Rubinstein will remain as Chairman of the Board of Pipeline Data. MacAllister Smith has become our president, chief executive officer and director. Pusuant to our acquisition agreement with SecurePay, two additional board member may be selected by MacAllister Smith and one board member may be selected by Jack Rubinstein. Anthony Reynolds will become our chief technology officer.

     Our board of directors is comprised of only one class of director. Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. Officers are elected annually by our board of directors and hold office until successors are duly elected and qualified. The following is a brief account of the business experience during the past five years of each director and executive officer of our company.

Jack Rubinstein, Chairman of the Board

     Mr. Rubinstein, age 51, is, since commencement of its operations in 1991, the General Partner of DICA Partners, an investment hedge fund located in Hartsdale, New York. Mr. Rubinstein also acts as a management and financial consultant to various public companies in the telecommunications industry. He was a founding public board member of CD Radio, Inc. and aided in the funding of the Molloy Group, a help desk software developer. Mr. Rubinstein is also a founding member of The Capital Market Advisors Network, a consortium of consultants aiding the capital market needs of emerging private and smaller public companies.

     Mr. Rubinstein began his business career as a securities analyst with Shearson Hammill & Co., specializing in the electrical equipment and business services industries. After seven years as an analyst, he joined Bear Stearns & Co. where he was a Director, managing the proceeds of corporate insider securities sales. At Bear Stearns, he also managed the derivatives investments of several senior officers, as well as a few select individual clients. In 1988, Mr. Rubinstein joined Morgan Stanley & Co. where, in addition to serving corporate officers and select individual clients, he provided his expertise to private investment partnerships. Mr. Rubinstein is a graduate of Cornell University and received an MBA in Finance from New York University.

MacAllister Smith, 39, President, Chief Executive Officer and Director

     Mr. Smith has over ten years of experience in the merchant processing industry and has held ownership positions in three companies that have been merged with public corporations. Mr. Smith was most recently Regional Vice President of Nova Information Systems (NYSE:NIS), (employed from 1996 to 1998), a $2 billion corporation and one of the three largest credit card processors in the industry. He was President and CEO of Pinnacle Financial Technologies, Inc., (employed from 1994-1998),a nationally recognized firm and a pioneer in electronic benefits transfer (EBT) programs. The company merged with Nova Information Systems in 1998. Mr. Smith was also co-founder and Senior Partner of Access Services, Inc. (employed from 1997 to 1998). He was part of the team that designed and built a nationwide network processing switch for retail and online MasterCard, Visa, American Express and debit card transactions. The company merged with Digital Courier Technologies, Inc. (NASDAQ:DCTI) in 1999.

Anthony Reynolds, 43, Chief Technology Officer

     Mr. Reynolds has over five years of experience in the payment processing and gateway industry. He has extensive experience working with Internet related companies and has hosted and produced a nationally syndicated radio show on various Internet concepts. He was responsible for overall operational control of ten Toy's "R" Us retail outlets with sales in excess of $80 million annually, (employed from 1982 - 1985) and worked to develop and integrate their initial e-commerce campaign. Additional duties have included serving as Chief Technical Officer for Ipubco (employed from 1995-2000), an Internet based publishing company. Mr. Reynolds holds certificates from Richmond College in telecommunications, computer programming, land technologies, data communications and satellite communications.

Board Composition

     We currently have two directors. Our board of directors is comprised of only one class of director. Each director is elected to hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

     Officers are elected annually by our board of directors and hold office until successors are duly elected and qualified. The following is a brief account of the business experience during the past five years of each director and executive officer of our company. Pusuant to our acquisition agreement with SecurePay, two additional board member may be selected by MacAllister Smith and one board member may be selected by Jack Rubinstein. Anthony Reynolds will become our chief technology officer.

Board Compensation

     We do not currently provide our directors with cash compensation for their services as members of the board of directors. Members of the board are reimbursed for reasonable expenses incurred in connection with attendance at board and committee meetings.

Board Committees

     Our board of directors has established an audit committee and a compensation committee. The audit committee meets with our independent auditors at least annually to review the results of the annual audit. The audit committee also recommends to the board the independent auditors to be retained and reviews the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with the audit and financial controls. The compensation committee makes recommendations to the board regarding stock option plans and the compensation of officers.

Executive Compensation


     The following table sets forth information concerning compensation for services rendered to Pipeline by its President and by its executive officers.

                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation


                                                    Restricted  Securities
Name and                            Other Annual    Stock       Underlying   LTIP       All
Principal        Salary    Bonus    Compensation    Award(s)    Options      Payout     Other
Position         ($)       ($)      ($)             ($)         /SARs (#)    ($)        Compensation
----------       ----      ------   ----------     ---------   ----------   ----  -------------

Jack
Rubinstein(1)   -0-         -0-         -0-         160,000     350,000       -0-         -0-
Board
Chairman

MacAllister      to be determined, presently  -0-      -0-      350,000       -0-         -0-
Smith


     No Board of Directors' fees have been paid.

     (1) On October 1, 2001, Fali Rubinstein was awarded 160,000 shares of restricted stock in lieu of monetary compensation for research and administrative services rendered to our company. The ownership of these shares is attributed to Jack Rubinstein. On February 28, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of our common stock at the above market exercise price of $2.50. These options were rescinded. On October 18, 2001, Jack Rubinstein was awarded options to purchase 350,000 shares of at the market price of $0.40 per share.

     (2) On March 15, 2002, MacAllister Smith was awarded options to purchase 350,000 shares of our common stock at the market price of $0.40 per share to replace options he received from SecurePay. Pipeline paid MacAllister Smith 749,496 shares of our common stock for his interest in SecurePay. His sister, Catherine Brannon, owns 50% of Chasm Holdings, which received 4,118,545 shares of our common stock for her interest in SecurePay. This has not been listed as compensation as it was in consideration of assets. Mr. Smith's compensation has not yet been determined. We are currently establishing Mr. Smith's compensation package. Presently, he is not drawing a salary.

Additional Employee Benefits

     Employees are provided health insurance.

     As a reporting company, we are required to file annual and quarterly reports, proxy and information statements, and other information regarding our company with the Securities and Exchange Commission. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC at (http://www.sec.gov).

Item 6.  Resignations of Registrant's Officers and Directors.i

     Mr. Richard Cohen, our former president and treasurer, held office since January 2, 2001 and resigned his position as of October 18, 2001. Mr. Scott Barter resigned as our director on February 28, 2001. Pursuant to our transaction with SecurePay, Mr. Jack Rubinstein will remain as Chairman of the Board of Pipeline Data. MacAllister Smith has become our president, chief executive officer and director. Pusuant to our acquisition agreement with SecurePay, two additional board members may be selected by MacAllister Smith and one board member may be selected by Jack Rubinstein.

Item 7:  Financial Statements and Exhibits

                           SECUREPAY.COM, INCORPORATED
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS


                                                    Pipeline                                        Consolidated
                                                    Data,         Securepay.com,                    Pipeline
                                                    Inc.          Incorporated     Adjustments      Data, Inc

Revenue                                              $-0-             $621,275                      $621,275

Costs of goods sold                                   -0-              166,191                       166,191
                                                    -----              -------                       -------

Gross profit                                          -0-              455,084                       455,084

Operations:
  General and administrative                      254,296              523,230                       777,526
  Non cash compensation legal and                 146,125                                            146,125
consulting fees
  Depreciation and  amortization                                       11,288                        11,288
                                           ---------------             -------                       ------
  Total expense                                   400,421              534,518                       934,939

Profit (loss)  from operations before           (400,421)             (79,434)                    $(479,855)
corporate income taxes

Corporate income taxes

Other income and expenses
  Interest income                                  25,842                                             25,842
  Interest expenses                                 -0-               (19,080)                      (19,080)
                                                    -----             --------                      --------
Total other Income                                 25,842             (19,080)                        $6,762

Net income (loss)                              $(347,579)            $(98,514)                    $(473,093)
                                               ==========            =========                    ==========

                          SECUREPAY.COM, INCORPORATED
              NOTES TO PROFORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2002
(1)      GENERAL

     On March 19, 2002, the company consummated a merger with SecurePay, Inc., a Delaware corporation. The company issued 7,600,000 shares of common stock in exchange for all of the capital stock of SecurePay. The shareholders of SecurePay acquired majority control of the company. For accounting purposes, the merger has been treated as a recapitalization of the company with SecurePay as the acquirer (a reverse acquisition).

     In addition, the former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of the company's common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by the company's most recent Form 10Q or Form 10K, then the company shall issue an additional 3,800,000 shares of its common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the company's most recent Form 10Q or Form 10K then the company shall issue an additional 3,800,000 of its shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

     The transaction has been accounted for as the issuance of shares of common stock by a private company for the net assets of the Company, accompanied by a recapitalization. Accordingly, the financial statements of Company became the consolidated financial statements of Securepay.com, Incorporated.



(2)      FISCAL YEAR ENDS

     The unaudited proforma consolidated statements of operations include the Company, Securepay.com, Incorporated as at December 31, 2001 and operations from their respective most recent fiscal year.

(3)      PRO FORMA ADJUSTMENTS

     The adjustments to the accompanying unaudited consolidated balance sheet are described below:

     (A) Adjustment to reflect issuance of approximately shares 7,600,000 of common stock and reflect the recapitalization of the Company.


     (B) The adjustments to the accompanying unaudited proforma consolidated statements of operations and cash flows are described below:

     There are no anticipated adjustments to the statements of operations and cash flows as a result of the merger.

                           DRAKEFORD & DRAKEFORD, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS

                        A LIMITED LIABILITY CORPORATION
                           ACCOUNTANTS & CONSULTANTS

John A. Della-Donna,
C.P.A.
Telephone: 770-739-7822
Georgia
#3424
E-mail:jaydeecpa@aol.com



To The Board of Directors and Shareholders of
Securepay.com, Incorporated


     We have audited the accompanying balance sheet of Securepay.com, Incorporated as of December 31, 2001 and the related statements of operations, cash flows and shareholders' equity for the years ended December 31, 2000 and 2001 and for the period from inception, June 13, 2000 to December 31, 2001. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Securepay.com, Incorporated as of December 31, 2001 and the results of its operations, shareholders' equity and cash flows for the years ended December 31, 2000 and 2001 and for the period from inception, June 13, 2000 to December 31, 2001 in conformity with generally accepted accounting principles.


Drakeford & Drakeford, LLC
July 11, 2002

                          INDEX TO FINANCIAL STATEMENTS



Part 1 - Financial Information

                                                                                          Page

Item 1 - Financial Statements

      Consolidated Balance Sheet as of December 31, 2001                                   F-2

      Consolidated Statements of Operations for the year ended December 31, 2001 and Cumulative from June 13, 2000 (date of inception) through December
         31, 2000 F-3


      Consolidated Statements of Stockholders' Equity for the year ended
            December 31, 2001 and Cumulative from June 13, 2000 (date of inception)
          through December 31, 2000                                                        F-4

      Consolidated Statements of Cash Flows for the year ended December 31, 2001 and Cumulative from June 13, 2000 (date of inception)
            through December 31, 2000                                                      F-5



      Notes to Financial Statements                                                        F-6 - F-14




                           SECUREPAY.COM, INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                December 31, 2001


ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                                                         $         (1,283)
    Accounts receivable, net allowance for bad debts                                                            51,518
                                                                                                                ------

           Total current assets                                                                                 50,235
                                                                                                                ------

PROPERTY AND EQUIPMENT, net                                                                                     35,580
                                                                                                                ------


                       TOTAL ASSETS                                                                       $     85,815
                                                                                                          ------------

         LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
    Accounts payable and accrued expenses                                                                $      22,414
    Loan payable-revolving line of credit                                                                       70,315
    Loans payable-affiliates                                                                                   670,143
                                                                                                               -------

            Total current liabilities                                                                          762,872
                                                                                                               -------
LONG-TERM LIABILITIES
     Officer loans payable                                                                                     128,236
                                                                                                              -------
            Total long-term liabilities                                                                        128,236
                                                                                                           -------
STOCKHOLDERS' EQUITY
    Common stock, $.001 par value; authorized - 100,000 shares; issued and outstanding - 50,000 shares at
        December 31, 2001                                                                                           50
     Additional paid-in capital                                                                                 15,450
    Retained Earnings (deficit)                                                                               (820,793)
                                                                                                           ---------
         Total stockholders' equity
                                                                                                              (805,293)
               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                             $
                                                                                                                85,815


        The accompanying notes are an integral part of these statements.



                                                      SECUREPAY.COM, INCORPORATED

                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       Years Ended December 31,


                                                                                 2001                 2000


Revenue                                                                       $   621,275            $    244,215

Cost of goods sold                                                                166,191                  65,328
                                                                                  -------                  ------

           Gross profit                                                           455,084                 178,887

Operating Expenses
    Selling, general and administrative                                           523,230                 822,087
    Depreciation                                                                   11,288                   6,660
                                                                                   ------                   -----

          Total operating Expenses                                                    534,518             828,747
                                                                                      -------             -------

       Operating loss before other expenses                                       (79,434)               (649,860)

     Interest expense                                                             (19,080)                 (2,706)
                                                                                  --------                 -------


          Net Loss                                                         $      (98,514)        $      (652,566)
                                                                            ==============         ===============

Basic and diluted loss per common share                                        $   (1.97)             $   (13.05)
                                                                                =========              ==========

Weighted average shares outstanding, basic and diluted                             50,000                  50,000
                                                                                 ===========               ======

The accompanying notes are an integral part of these statements.



                                                      SECUREPAY.COM, INCORPORATED

                                            CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY





                                                                                           Additional
                                                                  Common stock               Paid-in       Accumulated
                                                            Shares          Amount           Capital          Loss
                                                                                                                            Total

Balance at June 13, 2000 ( Inception)                       50,000        $      50         $  15,050         $ 0         $ 15,100
                                                            ======                          =========

Net Loss for the year 2000                                                                                 (652,566)       (652,566)
  Consolidation entries                                      _____                  0             400       (69,713)        (69,313)
                                                             -----       ------------             ---       --------        --------

Balance at December 31, 2000                                50,000               50            15,450         (722,279)    (706,779)
                                                            ======


Net Loss for the year 2001                                 _______          _______          ________          (98,514)     (98,514)
                                                          ---------      ----------         ---------         ---------     --------
                                                                                __
                                                                                ---

Balance at December 31, 2001                                 50,000       $     50           $ 15,450        $(820,793)    (805,293)
                                                            ========          =====         ==========      =============  ========




The accompanying notes are an integral part of this statement.


                                                      SECUREPAY.COM, INCORPORATED


                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       Years Ended December 31,


                                                                                         2001                     2000


OPERATING ACTIVITIES
    Net Loss                                                                  $        (98,514)         $      (652,566)

    Adjustments for noncash and nonoperating items:
            Depreciation                                                                11,288                    6,660

     Changes in operating assets and liabilities
         Receivables                                                                   (50,455)                  (1,063)
          Accounts payable, officers'                                                    2,842                  125,394
               Loans payable-affiliates, lineof credit, other                          138,260                  515,211
                                                                                       -------                  -------

     Cash provided (used) by operating activities                                        3,421                   (6,364)
                                                                                         -----                   -------

INVESTING ACTIVITIES
    Capital expenditures                                                               (11,999)                  (1,441)
                                                                                       --------                  -------

FINANCING ACTIVITIES
    Issuance of common stock                                                                 0                   15,100
                                                                                             -                   ------

 INCREASE (DECREASE) IN CASH AND EQUIVALENTS                                              (8,578)                 7,295


 CASH AND EQUIVALENTS AT BEGINNING OF PERIOD                                             7,295                        0
                                                                                         -----                        -

 CASH AND EQUIVALENTS AT END OF PERIOD                                           $      (1,283)          $        7,295
                                                                                  =============           =============


NON CASH ACTIVITIES-INTEREST                                                   $             0         $              0


The accompanying notes are an integral part of these statements.

                           SECUREPAY.COM, INCORPORATED


                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2001



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Description of Business and Basis of Presentation

     Description of Business

     Securepay.com, (the "Company"), was incorporated in the State of Delaware on June 13, 2000. The Company is an integrated provider of transaction processing services, gateway services, related software application products and value added services to wireless and internet merchants. Securepay.com supplies transaction processing support for all major credit and charge cards, including Visa, MasterCard, American Express, Discover, Diners Club, and JCB. The Company also offers access to check verification services. Securepay.com provides merchants with a broad range of transaction processing services, including transaction authorization, data transmission and billing dispute resolution. Securepay.com utilizes mutiple channels to market it's products and services. The Company holds various strategic alliances with PDA device manufacturers and software developers, as well as with industry leaders in internet banking and processing.

      Basis of Presentation

     The consolidated financial statements of the Company presented consist of the balance for the Company of as of December 31, 2001, and the balance sheet for Web Tranz, Inc. and Cardaccept.com, Inc. as of December 31, 2001 and the related consolidated statements of operations, retained earnings and cash flows for the year ended December 31, 2001 and for the period from inception, (June 13, 2000), to December 31, 2001 for the Company, and the related statements of operations, retained earnings and cash flows for the year ended December 31, 2000 and 2001 for Web Tranz, Inc. and Cardaccept.com, Inc.

                           SECUREPAY.COM, INCORPORATED


                    NOTES TO FINANCIAL STATEMENTS (continued)

                                December 31, 2001



NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              -(Continued)

     Revenues and Costs

     Revenue generated in connection with transactions involving credit cards, proprietary electronic database shopping cart technologies and internet gateway solutions will be recognized as the service is provided. Revenues collected in advance will be deferred and recognize when the service is earned.

     Cash and Cash Equivalents

     The Company treats cash equivalents which includes temporary investments with a maturity of less than three months as cash when purchased with cash.


     Licensed Marks

     The Company grants to resellers a limited, non-exclusive right to use it's regular trade names, trademarks, titles and logos (the "Licensed Marks") in the advertising, promotion and sales of the Services. Resellers shall not make or permit alteration or removal of tags, labels, or identifying marks placed by the Company on or within the software program of any product, if any. Resellers will not use the Company's trade names or abbreviations (with the exception of a logo or mark or graphic design provided by the Company which indicates Reseller is an authorized Reseller of the Company) in Reseller's corporate title or name or in any way that might result in confusion as to separate and distinct identities of the Company and Reseller.

                           SECUREPAY.COM, INCORPORATED

                                December 31, 2001

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              -(Continued)

      Selling and Marketing Costs

     Selling and Marketing - Certain selling and marketing costs are expensed in the period in which the cost pertains. Other selling and marketing costs are expensed as incurred. Advertising expenses for the years ended December 31, 2000 and 2001 are $ 5,195 and $ 2,112, respectively.


     Property and Equipment

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the underlying lease. Estimated useful lives by class of assets are as follows:

              Computer equipment and software            3 years
              Software development costs                 3 years
              Furniture and fixtures                     7 years
              Leasehold improvements                     Lesser of useful life
                                                             or lease term

                          SECUREPAY.COM, INCORPORATED

                                December 31, 2001



NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              -(Continued)


     Property and Equipment-(Continued)

     The Company assesses the recoverability of long-lived assets periodically. If there is an indication of impairment of such assets, the amount of impairment, if any, is charged to operations in the period in which impairment is determined.

     Software Development Costs:

     Software developed for internal use is capitalized or expensed in accordance with Statement of Position 98-1, "accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This standard requires companies to capitalize qualifying computer software costs incurred during the application development stage and amortize them over the software's useful life (three years). Costs incurred in the preliminary project stage and for application maintenance are expensed.

     Income Taxes

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, deferred income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in the income statement in the period of the income tax rate change. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount expected to be realized in future years.

                           SECUREPAY.COM, INCORPORATED

                                December 31, 2001

NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              -(Continued)


    Fair Value of Financial Instruments

     The values the Company presents for financial assets and liabilities as of December 31, 2001 (including cash and cash equivalents, accounts receivable, restricted cash, accounts payable and accrued9 expenses) approximate the fair market value of these assets and liabilities due to their short maturity. The fair value of notes payable approximates carrying value at December 31, 2001.

         Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Significant Concentration of Credit Risk

     At December 31, 2001, the Company has concentrated its credit risk by maintaining deposits in several banks. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the federal insurance.

       Loss Per Common Share

     Basic and diluted earnings (loss) per share is computed by dividing net income by the weighted-average number of common shares outstanding during each period. The incremental shares from assumed exercises of stock options and warrants are not included in the calculation of diluted earnings per share since their effect would be anti-dilutive. Diluted income (loss) per common share adjusts basic income (loss) per common share for the effects of convertible securities, stock options and other potentially dilutive financial instruments, only in the periods in which such effects is dilutive.

                           SECUREPAY.COM, INCORPORATED

                                December 31, 2001


NOTE A-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              -(Continued)


         Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), as amended by SFAS No. 137 and SFAS No. 138, will be effective for the Company during 2001. The statement established accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company adopted SFAS No. 133, as amended, beginning the first quarter of fiscal 2001. The impact of adoption of this statement on the Company's financial position and results of operations was not significant. In June 2001, SFAS No. 141, "Business Combinations" was issued which requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 was adopted by the Company in connection with the Merger (Note 2).

     In July 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill has an indefinite life and will no longer be amortized, but will be tested annually for impairment. The Company will adopt SFAS No. 142 effective with the beginning of fiscal 2002. The Company believes the impact of SFAS No. 142 on its financial statements will not be significant.

     In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144) was issued which superseded SFAS 121. It established new accounting standards for the impairment of long-lived assets. The Company will adopt SFAS 144 in fiscal 2002. The Company believes the impact of SFAS 144 on its financial statements will not be significant.

                           SECUREPAY.COM, INCORPORATED

                                December 31, 2001

NOTE B - LONG-TERM DEBT

     Long-Term Debt

     Long-term debts consists of shareholder loans to the Company. As of December 31, 2001 and 2000, shareholder loans amounted to $128,236 and $125,394, respectively.

NOTE C - LEASE OBLIGATIONS

     The Company leases many of its operating and office facilities for three year terms. The lease is a self-renewing unless terminated in writing no later than one hundred and eighty (180) days before each expiration. Each lease year shall be subject to a rent increase not to exceed the most current consumer price index increase from the prior year. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. Also, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs). Due to the staff of the affiliated companies, the leases were executed and expensed by these companies until further notice.

     Rent expense for December 31, 2000 and 2001 amounted to $20,730 and $17,620, respectively and expected payouts for the next five lease anniversaries will be approximately $4,800 per year.

     As of December 31, 2001, there are no other leases nor consulting agreements.

                           SECUREPAY.COM, INCORPORATED

                                December 31, 2001


NOTE D - COMMITMENTS AND CONTINGENCIES


     The Company is subject to various claims and proceedings that occur in the ordinary course of business. Based on information currently available, the Company believes that none of these current claims or proceedings, either individually or in the aggregate, will have a material effect on the business.

NOTE E- INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2001, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At December 31, 2001, the company has net operating loss carry forwards for income tax purposes of $272,384 respectively. This carryforward is available to offset future taxable income, if any, and expires in the year 2010. The company's utilization of this carryforward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the company of more than 50 percent.

     The components of the net deferred tax asset as of December 31, 2001 are as follows:

              Deferred tax asset:
                  Net operating loss carry forward                $ 272,384
                  Valuation allowance                             $(272,384)
                                                                    -------
                  Net deferred tax asset                          $   -0-

     The company recognized no income tax benefit for the loss generated in the period from inception (June 13, 2000, to December 31, 2001).

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the company has yet to recognize significant revenue from the sale of its products, the company believes that a full valuation allowance should be provided.

                           SECUREPAY.COM,INCORPORATED

                                December 31, 2001


NOTE E- INCOME TAXES-(Continued)


     The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. The subsequent realization of net operating loss and investment tax credit carryforwards acquired in acquisitions accounted for using the purchase method of accounting will be recorded as a reduction of goodwill.


NOTE F- SUBSEQUENT EVENTS

 Change in Management

     Subsequent to the date of the financial statements, the company consummated a merger with SecurePay, Inc., a Delaware corporation. The company issued 7,600,000 shares of common stock in exchange for all of the capital stock of SecurePay. The shareholders of SecurePay acquired majority control of the company. For accounting purposes, the merger has been treated as a ecapitalization of the company with SecurePay as the acquirer (a reverse acquisition).

     In addition, the former shareholders of SecurePay have certain earn-in capabilities based upon revenue milestones achieved within a specified period of time. Seven million six hundred thousand (7,600,000) shares of the company's common stock are being held in escrow. If and when SecurePay's gross revenue run rate reaches $100,000 per month as determined by the company's most recent Form 10Q or Form 10K, then the company shall issue an additional 3,800,000 shares of its common stock to former shareholders of SecurePay. If and when SecurePay's gross revenue run rate reaches $200,000 per month as determined by the company's most recent Form 10Q or Form 10K then the company shall issue an additional 3,800,000 of its shares of common stock to former SecurePay shareholders. The deadline for meeting these revenue targets terminates on March 31, 2005.

2.   Exhibits

(a)  The following exhibits are included as part of this report:

EXHIBIT
NUMBER DESCRIPTION LOCATION


(10) Material Agreements

(10)(i) Acquisition Agreement by and among Pipeline Data Inc., SecurePay.com, Incorporated. and its shareholders dated March 15, 2002 and effective as of March 19, 2002.

(10)(ii) Form of Lock-Up Agreement dated March 15, 2002 and effective of March 19, 2002

(10)(iii) Form of Registration Rights Agreement

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Date: July 13, 2002

                               Pipeline Data Inc.

                            By:/s/ MacAllister Smith
                              -----------------------
                                MacAllister Smith
                             Chief Executive Officer